UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): February 7, 2006

Commission File Number 0-50626

XCYTE THERAPIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1707622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1124 Columbia Street, Suite 130

Seattle, Washington 98104

(Address of principal executive offices and zip code)

(206) 262-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As Xcyte Therapies, Inc. (“Xcyte”) previously disclosed in its Form 8-K filed on June 7, 2005, as updated by its Form 8-K filed on December 12, 2005, Xcyte received a notice from The Nasdaq National Market stating that for 30 consecutive business days, the bid price of Xcyte’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4450(a)(5). Under Marketplace Rule 4450(e)(2), Xcyte was provided with 180 calendar days, or until December 5, 2005, to regain compliance with this rule. On December 6, 2005, Xcyte received a notice from The Nasdaq National Market informing Xcyte that Xcyte failed to regain compliance and that its shares would be delisted.

Xcyte appealed Nasdaq’s determination and appeared before the Nasdaq Listing Qualifications Panel on January 12, 2006. On February 7, 2006 the Nasdaq Listing Qualifications Panel granted Xcyte’s request for continued listing on The Nasdaq National Market, subject to certain conditions, including the announcement of the consummation of the acquisition of Cyclacel Limited and Nasdaq’s approval of a new listing application to be filed by Xcyte pursuant to Nasdaq’s “reverse merger” rules on or before April 12, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCYTE THERAPIES, INC.

By:	/s/ Kathi L. Cordova
Kathi L. Cordova
Duly Authorized Officer of Registrant Senior Vice President of Finance and Treasurer

Date: February 13, 2006

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